UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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Emulex Corporation
(Name of Registrant as Specified in Its Charter)
Fiji Acquisition Corporation
Broadcom Corporation
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On June 18, 2009, Broadcom Corporation issued the following press release:
Broadcom Extends Tender Offer for Emulex to July 1, 2009
IRVINE, Calif., June 18, 2009 – Broadcom Corporation (Nasdaq: BRCM) announced today that Fiji Acquisition Corporation has extended its tender offer for all of the currently outstanding shares of common stock (including the associated preferred stock purchase rights) of Emulex Corporation (NYSE: ELX) to 11:59 p.m., New York City time, on July 1, 2009, unless further extended. The tender offer was previously set to expire at 11:59 p.m., New York City time, on June 17, 2009.
“Broadcom’s highly certain, all-cash offer represents a 40% premium over the Emulex stock price on the day before we made our offer. Emulex stockholders should have a chance to evaluate the fairness of our offer – they deserve better than the barriers and delaying tactics that the Emulex Board has put in place,” said Scott A. McGregor, President and Chief Executive Officer of Broadcom. “While this is only one of several paths toward the network convergence opportunities that are over the horizon, we continue to believe a combination with Emulex would give everyone – customers, employees and stockholders of both companies – the best way to accelerate network convergence over the long term and deliver meaningful value in the near term.”
As of 5:00 p.m., New York City time, on Wednesday, June 17, 2009, approximately 2,253,814 shares of Emulex had been tendered in and not withdrawn from the tender offer.
The complete terms and conditions of the tender offer are set forth in the Offer to Purchase and related Letter of Transmittal, copies of which are available by contacting the Information Agent for the tender offer, Innisfree M&A Incorporated. Stockholders may call toll-free: (877) 687-1875. Banks and Brokers may call collect: (212) 750-5833.
About Broadcom
Broadcom Corporation is a major technology innovator and global leader in semiconductors for wired and wireless communications. Broadcom ® products enable the delivery of voice, video, data and multimedia to and throughout the home, the office and the mobile environment. We provide the industry’s broadest portfolio of state-of-the-art system-on-a-chip and software solutions to manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices. These solutions support our core mission: Connecting everything ® .
Broadcom is one of the world’s largest fabless semiconductor companies, with 2008 revenue of $4.66 billion, holds over 3,300 U.S. and over 1,300 foreign patents, and has more than 7,500 additional pending patent applications, and one of the broadest intellectual property portfolios addressing both wired and wireless transmission of voice, video, data and multimedia. Broadcom is headquartered in Irvine, Calif., and has offices and research facilities in North America, Asia and Europe. Broadcom may be contacted at +1.949.926.5000 or at www.broadcom.com.
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This press release does not constitute an offer to buy or a solicitation of an offer to sell any securities. Broadcom has filed a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission (“SEC”) containing an offer to purchase all of the outstanding shares of common stock of Emulex Corporation (“Emulex”) for $9.25 per share. The tender offer is being made solely by means of the offer to purchase, and the exhibits filed with respect thereto (including the letter of transmittal), which contain the full terms and conditions of the tender offer. INVESTORS AND SECURITY HOLDERS OF EMULEX ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by Broadcom Corporation through the Web site maintained by the SEC at http://www.sec.gov or by directing a request by mail to Innisfree M&A Incorporated at 501 Madison Avenue 20th Floor, New York, NY 10022, or by calling toll-free at (877) 687-1875 or collect at (212) 750-5833.
All statements included or incorporated by reference in this press release other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words.
These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition include the possibility that Broadcom will not pursue a transaction with Emulex and the risk factors discussed in our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings. The forward-looking statements in this release speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.
Broadcom ®, the pulse logo, Connecting everything ®, and the Connecting everything logo are among the trademarks of Broadcom and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.
Broadcom Business Press Contact
Bill Blanning
Vice President, Global Media Relations
949-926-5555
blanning@broadcom.com
Broadcom Financial Analyst Contact
T. Peter Andrew
Vice President, Corporate Communications
949-926-5663
andrewtp@broadcom.com
CONTACT: Business Press, Bill Blanning, Vice President, Global Media Relations, +1-949-926-5555, blanning@broadcom.com, or Financial Analysts, T. Peter Andrew, Vice President, Corporate Communications, +1-949-926-5663, andrewtp@broadcom.com, both of Broadcom Corporation